Exhibit 10.17

BIONDVAX PHARMACEUTICALS LTD.

AND

ANGLES INVESTMENTS IN HI TECH LTD.

INVESTMENT AGREEMENT

DATED DECEMBER 31, 2016

THIS INVESTMENT AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT OR ANY U.S. STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

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Investment AGREEMENT

This investment Agreement (the “Agreement”) is made and entered into as of December 31, 2016 (the “Effective Date”), by and between BiondVax Pharmaceuticals Ltd., of 14 Einstein Street, Nes-Ziona 74140, Israel (the “Company”), and Angels Investments in Hi Tech Ltd., having its business offices at ____________ (“Investor”). The Company and the Investor each are referred herein as a "Party" and together as the "Parties".

Whereas,	the Company is a public company incorporated in Israel, whose shares are traded respectively on The Tel-Aviv Stock Exchange Ltd. ("TASE") and the NASDAQ Capital Market;

And Whereas	the Investor desires to invest in the Company and in exchange, the Company is interested in issuing Company’s securities to the Investor pursuant to the terms and conditions more fully set forth in this Agreement.

Now, Therefore, the Parties hereby agree as follows:

1.	The investment
1.1	Subject to the terms and conditions of this Agreement, subject to the receipt of the Board of Directors' approval and TASE approval for listing of the Company's shares, the Investor shall invest in the Company the amount of NIS 10,904,749 (ten million nine hundred and four thousand seven hundred and forty nine New Israeli Shekels) (the “Investment”) within Three (3) business days following the fulfillment of all the conditions set forth in Section 4 below (the "Closing"). The Investment amount may be paid, as per the Investor's decision, in Shekels or US dollars according to the last reported exchange rate by the Bank of Israel (SHA'AR YATZIG) at the Date of Investment payment.
1.2	In exchange for the Investment subject to the terms and conditions hereof and pursuant to the transfer of the Investment to the Company's Bank Account (as defined below), and at Closing, the Company shall issue to the Investor 33,760,832 (thirty three million seven hundred and sixty thousand eight hundred and thirty-two) TASE registerable newly issued ordinary shares 0.0000001 par value each of the Company (the "Shares"). Each Share issued under this Agreement is priced at NIS 0.323 that is the closing price of the Company's shares on the TASE on December 29, 2016.
1.3	Without giving effect to the transactions contemplated by this Agreement, as of the date hereof, the Shares represent 24.99% of the issued and outstanding capital of the Company prior to the issuance of the Shares.
1.4	The transaction contemplated by this Agreement shall not be deemed effective until such time as all the conditions to closing set forth in this Agreement are fully met, all the Shares are duly issued to the Investors and the entire Investment is paid to the Company.

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1.5	The Investor shall transfer the Investment to the Company’s bank account, the details of which are as follows (the "Company's Bank Account"):
Account Name: BiondVax Pharmaceuticals Ltd. Account Number: 500104/57 Swift: LUMIILITXXX IBAN: IL200108640000050010457

1.6	The Shares issuance, and delivery of Shares to the Investor pursuant to Section 1.2 shall be evidenced by electronic share certificates issued to a registration company or one or more certificates dated the Closing Date and bearing appropriate legends, and by a duly signed Company Shareholder Register.
1.7	The Shares issued pursuant to Section 1.2, when issued, sold and delivered in accordance with the terms of this Agreement, including payment of the Investment shall be newly, duly and validly issued, fully paid and non-assessable.
1.8	The Shares shall be restricted for trade according to Section 5 set forth below.
1.9	At part of the Investment, subject to meeting all requirements by law and providing requisite documents necessary for a public Company for such appointment ,a person elected by the Investor shall be appointed as a director to the Company's board of directors (the "Board") at the Closing as part of the Board Approval (as defined below), effective immediately and automatically upon the termination of service of Dr. Liora Katzenstein as a director in the Company which shall take effect on January 10, 2017. In addition to the appointment of a director upon termination of the service of Dr. Liora Katzenstein, the Company undertakes to make best efforts to cause to the convene the 2017 annual meeting of the Company by not later than May 31, 2017, and in such meeting, make best efforts to support the appointment of the above mentioned director and one additional director elected by the Investor instead of the directors that their service will be terminated in such meeting (including by proposing amendments to the terms of the articles of association of the Company if necessary).
2.	Representations and Warranties of the investor

The Investor represents, warrants, covenants and agrees that:

2.1	The Investor has full power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and that this Agreement is valid and binding upon it.
2.2	The consummation of the transaction contemplated hereunder and the performance by such Investor do not violate the provisions of any applicable law or instrument to which the Investor is a party.

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2.3	The Investor acknowledges that it had the opportunity to ask questions of, and receive publicly available information from, management of the Company concerning the terms and conditions of this transaction and the activity of the Company and its obligations and liabilities, subject to the Company’s confidentiality obligations pursuant to the Israeli Securities Law and Securities Regulations and pursuant to the U.S. securities rules.
2.4	Other than the Company's public reports, and the terms, representations and warranties contained in this Agreement, no additional material information, representation, assurance and/or forecast with respect to the Company's business activity were given to the Investor by the Company and/or the Company's representatives. In deciding to enter into this Agreement, the Investor did not rely on any information or documentation not disclosed in this Agreement or that are not publicly disclosed.
2.5	Reserved.
2.6	The Investor acknowledges that the offer and sale of the Shares have not been registered under the Securities Act, or the securities laws of any state or regulatory body in US and are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. The Shares will be imprinted with a legend in substantially the following form:

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE.”

2.7	The Investor is acquiring the Shares for investment and not with a view to the resale or distribution thereof and is acquiring such securities for its own account.
2.8	The Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.
2.9	The Investors acknowledges that as a result of the receipt of Shares in consideration to the Investment he may be deemed an "affiliate" of the Company as defined under the U.S. Securities Act and U.S. Securities rules promulgated hereunder, and undertakes to comply with any applicable law in connection to his status as an "affiliate".

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2.10	To the Investor's knowledge, he is not currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions.
2.11	No representations or warranties have been made to the Investor by the Company or any director, officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company set forth herein, and the decision of the Investor to purchase the Shares is based on the representations, warranties and information contained herein, the Commission Filings and the Investor’s own independent investigation of the Company.
3.	Representations and Warranties of the company The Company represents, warrants, covenants and agrees that:
3.1	The Company is a publicly traded Israeli Company and the Company's shares are listed for trade on the TASE and NASDAQ Capital Market, respectively.
3.2	The consummation of the transaction contemplated hereunder and the performance of this Agreement by the Company do not violate the provisions of the articles or by-laws of the Company or any applicable law, and will not result in any breach of, or constitute a default under, any agreement or instrument to which the Company is a party or under which it's bound.
3.3	Subject to the receipt of the Board of Directors approval prior to Closing, the Company has full power and authority and has taken, or will take prior to the Closing Date, all required actions necessary to permit it to execute and deliver and to carry out the terms of this Agreement and this Agreement is valid and binding upon the Company. The Company shall take all reasonable actions required to obtain all the Conditions set forth in Section 4 below as soon as possible following the execution of this Agreement.
3.4	Except as explicitly provided herein in the legends mentioned in Section, 1.8 and in Section 5, the Shares shall be issued to the Investor fully paid up in cash, free and clear of any security interests, liens, proxies, voting trusts and other voting arrangements, calls, third party rights or other commitments of any kind.
3.5	Immediately following their issuance, the Shares shall represent 19.99% of the issued and outstanding share capital of the Company and 12.08% of the fully diluted share capital of the Company (including all outstanding options, warrants, and other securities convertible into shares of the Company, assuming full exercise of all such instruments) ("Fully Diluted"). The Company's Fully Diluted cap table prior and after the execution of this Agreement is attached as Exhibit A.

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3.6	Neither this Agreement nor any certificate or other document made or delivered in connection herewith, contains a knowingly untrue statement of a material fact or knowingly omits to state a material fact necessary to make the statements herein or therein not missing.
3.7	To the Company's best knowledge, the execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated hereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other US governmental authority or regulatory body, other than periodic and other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section, the Company is relying (among other things) on certain representations and warranties made by the Investors in Section 2.
3.8	The offering, issuance, sale and delivery of the Shares are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a material adverse effect on the business of the Company) state laws and regulations in the US concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any shareholder of the Company. In making the representations and warranties in the foregoing sentence of this Section, the Company is relying on the representations and warranties made by the Investors in Section 2. Neither the Company nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer and/or sale of the Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act.
3.9	To the Company's best knowledge, he Company has filed all required forms, reports and other documents with the Israeli and US law, including TASE and NASDAQ, each of which has complied in all material respects with all applicable requirements of the Israeli and US Securities law and the regulations promulgated thereunder, including without limitation filing requirements stipulated by the Israeli and US Securities law and the regulations promulgated thereunder (the "Filing"). Since January 1, 2016, the Company did not delay any immediate filing with respect to the Israeli and US Securities law and the regulations promulgated thereunder. As of their respective dates, the Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in such Filings have been prepared in accordance with applicable accounting requirements and the published rules and regulations of Israeli and US law, respectively, with respect thereto, and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations for the periods then ended. To the Company’s best knowledge, it was not subject to any investigation or any similar procedure of TASE or NASDAQ with respect to any failure related to the Filings.

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4.	ConditionS Precedent
4.1	The closing of the transactions contemplated in Section 1 above will take place at a closing (the " Closing") which will be held remotely via the exchange of documents and signatures, by no later than January 19, 2017 (provided that the Investor shall have the right to extend such date should the failure to obtain any of the conditions set forth below is a result of the failure of the Company to perform any of its obligations under this Agreement) or at such other time as agreed between the Company and the Investor. The transfer of the Investment amount and issuance of the Shares pursuant to Section 1.2 of this Agreement shall be subject to the completion of all of the following conditions and delivery of all of the following approvals and instruments, all to the full satisfaction of the Investors and his legal counsel:
4.1.1	Approval of this Agreement by the Company's Board of Directors ("Board Approval").
4.1.2	The approval of the TASE and the Nasdaq Capital Market for the listing of the Shares.
4.1.3	The receipt by the Investor of an electronic share certificates issued to a registration company or one or more certificates dated the Closing Date and bearing appropriate legends.
4.1.4	The receipt by the Investor of a duly signed Company Shareholder Register which includes the Shares.

A failure to obtain the aforementioned approvals shall not subject the Company to any liability, provided that such failure is not a result of the failure of the Company to perform any of its obligations under this Agreement.

4.2	To the extent that the Board Approval shall have not been obtained by the end of day (Israel Time) of Monday, January 2, 2017, the Investor may, at any time in its sole and absolute discretion, terminate this Agreement by a notice to the Company without any liability or penalty.
5.	BLOCKED SECURITIES
5.1	Without derogating from Sections 1.8 and 3.4 above, according to the Israeli Securities Law, 1968-5,728 and the Securities Regulations (Information Regarding Sections 15A to 15C of the Law), 2000-5760, the following restrictions shall apply to the sale of the Shares:

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5.1.1	The Investor shall be prohibited from offering the Shares for sale on TASE over a period of six months from the date the Shares were issued (the "Six Month Period").
5.1.2	At the end of the Six Month Period and during the next 6 consecutive quarters, the Investor may not offer to sell on TASE a quantity of the Shares which is higher than the average daily trade volume of the same type of securities on TASE during an 8 week period prior to the date of such sale offer, and so long as the total amount of the Shares sold by the shareholder on TASE is not greater than the aggregate amount of 1% of the issued and outstanding share capital of the Company during a period of one Quarter.

For the purposes of this Agreement, a “Quarter" - a period of 3 months commencing at the end of the Six Month Period.

6.	TAXES AND EXPENSES

Each Party will bear its own taxes and expenses resulting from this Agreement.

7.	Miscellaneous
7.1	This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes and cancels any prior or contemporaneous agreements, understandings or discussions.
7.2	Any term of this Agreement may be amended or waived with the prior written consent of the Company and the Investor.
7.3	This Agreement shall be governed by the laws of the State of Israel, without regard to the principles of conflict of law thereof. Exclusive jurisdiction is hereby granted to the courts of Tel Aviv-Jaffa, Israel.
7.4	Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and are binding upon, the successors, assigns, heirs, executors, and administrators of the Parties.
7.5	None of the rights, privileges, or obligations of the Investor set forth in this Agreement may be assigned or transferred by the Investor without the prior consent in writing of the Company.
7.6	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.
7.7	The terms and conditions of this Agreement and all non-public information received by the Investor from the Company shall be maintain by the Parties in strict confidence, subject to the Company’s confidentiality obligations pursuant to the Israeli Securities Law, the US Securities Law and Securities Regulations.

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7.8	All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be delivered by email, fax or hand delivery or by guaranteed courier, addressed to such Party’s address as set forth below or at such other address as such Party shall have furnished to each other Party in writing in accordance with this provision:
If to Investor: With a copy to:

Angels Investments in Hi Tech Ltd.,.

18 Yehezkel St. Tel Aviv

___________________

Email: yair.schindel@gmail.com

Naschitz, Brandes Amir & Co.

5 Tuval St.

Tel Aviv

03-623-5000

Attn: Asher Assis

Email: aassis@nblaw.com

If to the Company:	BIONDVAX PHARMACEUTICALS LTD. 14 Einstein Street, Nes-Ziona 74140, Israel Email: babecoff@biondvax.com
With a copy to:	Pearl Cohen Zedek Latzer Baratz 1 Azrieli Center, Round Tower, 18th floor Tel Aviv, Israel Attn: Ilan Gerzi, Adv.

[Signature page follows]

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[Signature page to investment aGREEMENT]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first hereinabove set forth.

COMPANY: BIONDVAX PHARMACEUTICALS LTD.. By: _____________________ Name: Ron Babecoff Title: Chief Executive Officer	INVESTOR: ANGELS INVESTMENT IN HI TECH LTD By: _____________________ Name: ____________________ Title: Director

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EXHIBIT A

[CAPTABLE]

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EXHIBIT B

1.	Investor acknowledges and agrees that:
(a)	the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the "1933 Act"), or under any securities or "blue sky" laws of any state of the United States and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to a U.S. Person, as that term is defined in Regulation “S” (“Regulation “S”) promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the 1933 Act, except in accordance with the provisions of Regulation "S", pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws;
(b)	the Company will refuse to register any transfer of any of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;
(c)	Investor has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Investor may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

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(d)	Investor is not a U.S. Person (as defined in Regulation S), is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for its own account or as agent or trustee for a principal that is not a U.S. Person (the "Disclosed Principal"), for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person other than the Disclosed Principal has a direct or indirect beneficial interest in such Shares;
(e)	the statutory and regulatory basis for the exemption claimed for the offer and sale of the Units, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;
(f)	the Company has advised the Investor that the Company is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Shares through a person registered to sell securities and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies, including statutory rights of rescission or damages, will not be available to the Investor;
2.	Investor hereby represents and warrants to and covenants with the Company, as of the date of this Agreement and as of the Closing Date (which representations, warranties and covenants shall survive the Closing Date) that:
(a)	the Investor is outside the United States when receiving and executing this Agreement;
(b)	the Investor is not a “U.S. Person”, as defined in Regulation S;
(c)	the Investor is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person, as defined in Regulation S;
(d)	the Investor is resident of the State of Israel;

In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Subscription Agreement includes any person in the United States.

(e)	The Investor hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

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